Exhibit 10.4
AMENDED AND RESTATED SHAREHOLDERS’ RIGHTS AGREEMENT
THIS AMENDED AND RESTATED SHAREHOLDERS’ RIGHTS AGREEMENT (this “Agreement”) made as of July 1, 2007, by and among
1.	Voltaire Ltd., a company organized under the laws of the State of Israel (the “Company”); and

2.	Those shareholders and the warrant holder of the Company listed in Exhibit A hereto.
WHEREAS, the shareholders of the Company are parties to an amended and restated Shareholders’ Rights Agreement, dated February 1, 2007(the “Prior Agreement”); and
WHEREAS, the Company is contemplating a public offering of its shares in the United States pursuant to a registration statement to be filed with the SEC (as defined below) (the “Offering”) and in connection with the Offering, subject to the closing of the Offering, the parties desire to amend and restate the Prior Agreement and to set forth herein provisions governing the registration of the securities of the Company and certain other matters involving the rights of the shareholders.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree that the Prior Agreement shall be amended and restated in its entirety, effective immediately as of and contingent upon and conditioned on the closing of the Offering (the “Effective Date”), provided that such closing occurs no later than August 15, 2007 (the “Termination Date”), as follows:
1.	DEFINITIONS
1.1	As used herein, the following terms have the following meanings:

“Affiliate”	with respect to any Person:

(i) any other Person of which securities or other ownership interests representing more than fifty percent (50%) of the voting interest are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person; or

(ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person.

As used herein, “Control,” whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Articles”	the Company’s Articles of Association, as may be amended from time to time in accordance with their terms.

“Belco”	shall mean BCF II Belgium Holding SPRL or any Permitted Transferee of Belco following the transfer of Belco’s holdings in the Company to such Permitted Transferee.

“Exchange Act”	the United States Securities Exchange Act of 1934, as amended.

“Form F-3”	Form F-3 under the Securities Act, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder”	any holder of outstanding Registrable Shares.

“Initiating Holders”	the Principal Investors.

“IPO”	the closing of a bona fide initial public offering of the Company’s Ordinary Shares on a recognised securities exchange, under the Securities Act, as amended, the Israeli Securities Law, 1968, or similar securities laws of another jurisdiction.

“Ordinary Shares”	ordinary shares of the Company, par value NIS 0.01 each, as such par value may be adjusted from time to time for any stock split, stock combination or the like.

“Permitted Transferee”	(A) with respect to an individual, any parent, spouse or lineal descendant of such individual or a company or other entity fully owned or controlled by him;

(B) with respect to an entity shareholder:

(i) if such Shareholder is a corporation or company, any entity which controls, is controlled by or is under common control with, such entity Shareholder; and

(ii) if such shareholder is a general or limited partnership, or if it is an entity which, directly or indirectly has holdings in a general partnership,

(a) any of its limited partners or general partners;

(b) any affiliated partnership managed by the same management company or managing or general partner of such Shareholder;

(c) any corporation or company, the members of such corporation or company and affiliated corporations or companies managed by the same management company or managing general partner of such shareholder or by any entity which controls, is controlled by, or is under common control with, such management company or managing or general partner;

(d) any entity which controls, is controlled by, or is under common control with any management company or managing or general partner of a shareholder (“Current Managing Entities”) and/or any other management company or managing or general partner which may be established by substantially the same persons or entities who established any of the Current Managing Entities;

(e) with respect to any of the Persons included in the definition of “Pitango” or any Person who is a Permitted Transferee from Pitango — in addition to the Permitted Transferees listed in (A) and (B)(i) and B(ii)(a) through (d) above, also any of the following: (i) any other Person included in the definition of “Pitango”, any funds and accounts controlled or managed by any of the Persons includied in the definition of “Pitango”, and Virgotech Ltd.; and (ii) any Affiliate of such transferor, (iii) any direct or indirect general or limited partner, member, officer, stockholder, beneficiary, heir or legatee of such transferor and (iv) any trust the beneficiaries of which, any corporation the stockholders of which, any partnership the partners of which, or any limited liability company, the members of which, include Persons described in (i), (ii) or (iii) above;

(f) with respect to Belco or any Person who is a Permitted Transferee from Belco: (i) any Affiliate of Belco or such Person, (ii) any direct or indirect general or limited partner, member, officer, stockholder, beneficiary, heir or legatee of Belco or such Person and (iii) any trust the beneficiaries of which, any corporation the stockholders of which, any partnership the partners of which, or any limited liability company, the members of which, include Persons described in (i) or (ii) above;

(g) with respect to Vertex or any Person who is a Permitted Transferee from Vertex: (i) any Affiliate of Vertex or such Person, (ii) any direct or indirect general or limited partner, member, officer, stockholder, beneficiary, heir or legatee of Vertex or such Person and (iii) any trust the beneficiaries of which, any corporation the stockholders of which, any partnership the partners of which, or any limited liability company, the members of which, include Persons described in (i) or (ii) above; and

(h) with respect to Lighthouse Capital Partners V (Israel) L.L.C, (“Lighthouse”)— in addition to the Permitted Transferees listed in (A) and (B)(i) and B(ii)(a) through (d) above, also Magnolia Capital Partners, Inc. and any Permitted Transferee of Magnolia Capital Partners, Inc.

“Person”	shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organisation, government body or any agency or political subdivision thereof, or any other entity.

Pitango	Shall mean D.S. Pitango Trust Company (Foreign Residents) (1997) Ltd., Pitango Fund II (Tax Exempt Investors), LLC, Pitango Fund II LLC, Pitango Fund II LP, Pitango Venture Capital Management (Israel) Ltd., Pitango Venture Capital Management (U.S.A.) LLC, Pitango Venture Capital Fund III (Israeli Sub) LP, Pitango Venture Capital Fund III (Israeli Sub) Non-Q LP, Pitango Venture Capital Fund III (Israeli Investors) LP, Pitango Venture Capital Fund III Trusts 2000 Ltd., Pitango Fund II Opportunity Annex Fund L.P., Pitango Fund II Opportunity Annex Fund (ICA), L.P., Pitango Holdings II LLC, Pitango Principals Fund III (Israel) LP and DS Polaris Ltd. (each, a “Pitango Fund”) and any Permitted Transferee of any Pitango entity following the transfer of such Pitango entity’s holdings in the Company to such Permitted Transferee.

“Preferred Shares”	all Series C Shares, Series D Shares, Series D2 Shares, Series E Shares and Series E2 Shares.

“Preferred Holder”	any holder of outstanding Preferred Shares.

“Principal Investors”	Belco acting together with one of Vertex or Pitango.

“Register”, “registered” and “registration”	refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction.

“Registrable Shares”	means (i) Ordinary Shares issuable upon conversion of any Preferred Shares; and (ii) any Ordinary Shares issued as a dividend, bonus share or other distribution with respect to, or in exchange for or in replacement of, such Ordinary Shares, but excluding any shares (a) for which registration rights have terminated pursuant to Section 15.2 of this Agreement, (b) which have previously been registered or (c) transferred in a transaction, in which the rights under this Agreement are not assigned in accordance herewith.

“SEC”	the Securities and Exchange Commission of the United States.

“Securities Act”	the United States Securities Act of 1933, as amended.

“Series C Shares”	Ordinary Shares of par value NIS 0.01, issued upon conversion of Series C Preferred Shares of the Company, and all Ordinary Shares issued by the Company in respect of such shares, including without limitation bonus shares.

“Series D Shares”	Ordinary Shares issued upon conversion of Series D Preferred Shares of the Company, and all Ordinary Shares issued by the Company in respect of such shares, including without limitation bonus shares.

“Series D2 Shares”	Ordinary Shares issued upon conversion of Series D2 Preferred Shares of the Company, and all Ordinary Shares issued by the Company in respect of such shares, including without limitation bonus shares.

“Series E Shares”	Ordinary Shares issued upon conversion of Series E Preferred Shares of the Company or warrants to purchase Series E Preferred Shares of the Company, and all Ordinary Shares issued by the Company in respect of such shares, including without limitation bonus shares.

“Series E2 Shares”	Ordinary Shares issued upon conversion of Series E2 Preferred Shares of the Company, and all Ordinary Shares issued by the Company in respect of such shares, including without limitation bonus shares.

“Vertex”	Shall mean Vertex Israel II (C.I.) Fund L.P., Vertex Israel II (A) Fund L.P., Vertex Israel II (B) Fund L.P., Vertex Israel II Discount Fund L.P. and Vertex Israel II (C.I.) Executive Fund L.P. (each, a “Vertex Fund”) or any Permitted Transferee of any Vertex Fund following the transfer of such Vertex Fund’s holdings in the Company to such Permitted Transferee.
1.2	Words and defined terms denoting the singular number include the plural and vice versa and the use of any gender shall be applicable to all genders.

1.3	The paragraph headings are for the sake of convenience only and shall not affect the interpretation of this Agreement.

1.4	The recitals, schedules, appendices, annexes and exhibits hereto form an integral part of this Agreement.
2.	DEMAND REGISTRATION
2.1	At any time following the closing of the Company’s IPO, the Initiating Holders may request in writing (such request in writing, a “Demand”) that all or part of the Series E2 Shares or Series E Shares held by the Initiating Holders shall be registered for trading on the securities exchange on which the securities of the Company were offered in the IPO, or otherwise under the Securities Act (“Demand Registration”). Within 20 days after receipt of any Demand, the Company shall give written notice of such Demand to the other Holders, and shall include in such registration all Registrable Shares held by all such Holders who wish to participate in such Demand Registration and who provide the Company with written requests (each a “Demand”) for inclusion therein within 15 days after the receipt of the Company’s notice. Thereupon, the Company shall use its best efforts to effect the registration of all Registrable Shares as to which it has received Demands from the Initiating Holders and the other Holders. The Company shall not be required to effect more than two Demand Registrations under this Section 2.1 at the request of the Initiating Holders.
2.2 (a)
Subject to and in addition to the above Section 2.1, at any time following a Demand made by the Initiating Holders pursuant to Section 2.1 hereof the Holders holding a majority of the Series D Shares may require the Company to make a Demand Registration. The holders of Series D Shares that are Registrable Shares may make up to two (2) Demands, provided that the Company shall not be required to effect a Demand Registration within 180 days, from the effective date of a prior Demand, F-3 Registration or Company Registration (each as defined below) or the IPO.

(b)	Subject to and in addition to the above Section 2.1 and 2.2(a), at any time following one (1) Demand made by each of the Initiating Holders pursuant to Section 2.1 hereof and the Holders of Series D Shares pursuant to Section 2.2(a) hereof, the Holders holding a majority of the Series C Shares may require the Company to make a Demand Registration. The holders of Series C Shares may make up to two (2) Demands, provided that the Company shall not be required to effect a Demand Registration (i) unless the aggregate anticipated offering price of the Registrable Shares to be sold in such Demand Registration equals at least US$4,000,000 or (ii) within 180 days, from the effective date of a prior Demand, F-3 Registration or Company Registration (each as defined below) or the IPO.
Within 10 days after receipt of a Demand pursuant to this Section 2.2, the Company shall give written notice of such Demand to all Holders, and shall include in such Demand Registration all Registrable Shares held by all Holders who wish to participate in such Demand Registration and provide the Company with written requests for inclusion therein within 15 days after the receipt of the Company’s notice. Thereupon, the Company shall use its best efforts to effect the registration of all Registrable Shares as to which it has received Demands pursuant to this Section 2.2.
A Demand which has not culminated in the registration of the requested Registrable Shares shall not be counted as a Demand for the purposes of this Section 2. It is hereby clarified that no other Holder may exercise its right to any Demand Registration prior to completion of the first Demand Registration effected at the request of the Initiating Holders.
2.3	Notwithstanding the provisions of Section 2.1 and 2.2 above, if the Company advises the Holders in writing that, based on the managing underwriter’s or underwriters’ written opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the underwriter’s ability to effect an orderly distribution of such securities at the price per share in such offering (“Cutback”), the Company will include in such registration the number of Registrable Shares requested to be included that, in the opinion of such underwriters, can be sold, divided pro rata, among the holders of such securities on the basis of the number of Registrable Shares held by such Holders immediately prior to the registration.
Notwithstanding the foregoing, it is hereby clarified that in the event of a Cutback with respect to a registration pursuant to a Demand made in accordance with Section 2.1 hereof, the Company will include in such registration the number of Registrable Shares requested to be included that, in the opinion of the underwriters, can be sold, in the following order: First, all of the Series E2 Shares and Series E Shares requested by the Holders thereof to be included in such registration; then, all the Series D Shares and Series D2 Shares requested by the Holders thereof to be included in such registration, divided pro-rata, among the holders of Series D Shares and Series D2 Shares held by such Holders immediately prior to the registration; and then, all of the Series C Shares requested by the Holders thereof to be included in such registration. In the event of Cutback which precludes the registration of all of the shares requested by the Holders of a particular series of shares, each Holder in such series will be Cutback pro rata to their holdings in such series.
The Company shall be entitled to register securities for sale for its own account in any registration requested pursuant to this Section 2, provided, however, that in any event of a Cutback, then such securities shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, prior to any exclusion of Registrable Shares.
2.4	The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely with respect to an employee benefit plan or pursuant to a registration on Form F-4 or S-4) to be initiated after a registration requested pursuant to this Section 2 and to become effective less than 90 days after the effective date of any registration requested pursuant to this Section 2, unless permitted to do so by the written consent of Holders who hold at least 50% of the Registrable Shares as at such time.

2.5	If the Company shall furnish to Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for a registration to be effected at such time, the Company shall have the right to defer the filing for a period of not more than ninety (90) days after a Demand request by the Holders pursuant to this Section 2; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period and the Company shall not register any other of its securities during such ninety-day period (other than a registration effected solely with respect to an employee benefit plan).
3.	SHELF REGISTRATIONS
3.1	From such time as the Company becomes eligible to register securities on Form S-3/F-3, the Company shall, at the request of the Initiating Holders, file a shelf registration statement pursuant to Rule 415 under the Securities Act with the SEC for the sale of all the Series E2 Shares and Series E Shares that are Registrable Shares and requested to be included in the registration statement, and the Company will maintain the effectiveness of each registration statement as set forth in Section 8.1 and will use best efforts to allow their continued use by the holders of the Registrable Shares, including the timely filing of all required reports under the Securities Act (“F-3 Registration”). The Initiating Holders may request an unlimited number of F-3 Registrations (but no more than one in any six-month period), provided however that the aggregate anticipated offering price of the Registrable Shares to be sold in such F-3 Registration equals at least US$500,000.
In addition to the above, at any time and from time to time after the Company becomes eligible to register securities on Form F-3, Holders of a majority of the Series D Shares that are Registrable Shares are entitled to make a written request or requests that the Company effect an F-3 Registration, with respect to the Series D Shares, and Holders of a majority of the Series C Shares that are Registrable Shares are entitled to make a written request or requests that the Company effect an F-3 Registration with respect to the Series C Shares; provided however that the aggregate anticipated offering price of the Registrable Shares to be sold in the F-3 Registration equals at least US$500,000. The Holders of the Series D Shares and the Holders of the Series C Shares shall have the right to request an unlimited number of F-3 Registrations (but no more than one in any six-month period).
3.2	Within twenty (20) days after receipt of a request for an F-3 Registration the Company shall give written notice of such request, as the case may be, to the other Holders. Subject to the provisions of Section 3.3 below, the Company shall use its best efforts to effect the registration of all Registrable Shares included in the requests for F-3 Registration and all Registrable Shares held by all such Holders who provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.
After a registration requested pursuant to Section 3.1, the Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely with respect to an employee benefit plan) to be initiated and to become effective less than 90 days after the effective date of any registration requested pursuant to Section 3.1, unless permitted to do so by the written consent of Holders who hold at least 50% of the Registrable Shares as at such time.

3.3	Notwithstanding the above, the Company shall not be required to effect a registration pursuant to this Section 3 if:
(a)	the Company shall furnish to the Holders requesting the registration, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for such registration to be effected at such time, in which case the Company shall have the right to defer the filing for a period of not more than ninety (90) days after receipt of the request of the Holders pursuant to Section 3.1; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period and the Company shall not register any other of its shares during such ninety-day period (other than a registration effected solely with respect to an employee benefit plan); and

(b)	the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form F-3 for the Holders pursuant to this Section 3.
4.	PIGGYBACK REQUESTS
4.1	At least twenty (20) days prior to the initial filing of a registration statement or similar document with the relevant securities authority with respect to the registration of any of the Company’s securities (the “Company Securities”) under the Securities Act, other than pursuant to a Demand Registration or a registration of securities issuable on Forms F-4, S-8 or any similar form available for the Company, or any successor form thereto pursuant to an employee share option, share purchase or similar benefit plan, or pursuant to a merger, exchange offer or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Shares (a “Company Registration” ), the Company will give written notice to the Holders of its intention to effectuate such a Company Registration. Subject to the provisions of Section 4.2 below, the Company will use its best efforts to include in such Company Registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the Company gives such notice (“Piggyback Requests”). The Company shall also give the Holders written notice at least thirty (30) days prior to the initial filing of a registration statement in connection with the IPO.

4.2	If a Company Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Company Securities and Registrable Shares included in Piggyback Requests exceeds the number that can be sold in such offering without adversely affecting such underwriters’ ability to effect an orderly distribution of the Company Securities, the Company will only include in such Company Registration (i) first, the Company Securities to be sold by the Company, (ii) second, the number of the Series E2 Shares and Series E Shares included in Piggyback Requests which, in the opinion of such underwriters, can be sold if added to the Company Securities to be sold by the Company, divided pro rata among the holders of such Series E2 Shares and Series E Shares, on the basis of the number of shares of Series E2 Shares and Series E Shares then held by each of such Holders if not all of such Series E2 Shares and Series E Shares can be sold, (iii) third, the number of the Series D Shares and Series D2 Shares included in Piggyback Requests which, in the opinion of such underwriters, can be sold if added to the Company Securities to be sold by the Company and the Series E2 Shares and Series E Shares to be sold pursuant to clause (ii), divided pro rata among the holders of Series D Shares and Series D2 Shares, as the case may be, on the basis of the number of shares of Series D Shares and Series D2 Shares then held by each of such Holders if not all of such Series D Shares and Series D2 Shares can be sold, and (iv) fourth, the number of the Series C Shares included in Piggyback Requests which, in the opinion of such underwriters, can be sold if added to the Company Securities to be sold by the Company and the Series E2 Shares, Series E Shares, Series D Shares and Series D2 Shares to be sold pursuant to clauses (ii) and (iii), divided pro rata among the holders of the Series C Shares, on the basis of the number of Series C Shares then held by each of such Holders if not all of such Series C Shares can be sold.
5.	DESIGNATION OF UNDERWRITER
In connection with any registration of shares by the Company, the Company shall select the underwriter, who shall be an internationally recognised underwriter and acceptable to the holders of the majority of the Registrable Shares participating in the applicable registration; provided, however, that with respect to a registration initiated by the Initiating Holders, the Company shall select the underwriter, who shall be a nationally recognized underwriter and acceptable to the Initiating Holders.
6.	EXPENSES
All costs and expenses (other than underwriting discounts and commissions) incurred in connection with any registration under Sections 2, 3, or 4 above including the reasonable fees of one legal counsel and for the selling Holders (which legal counsel shall be in addition to the counsel instructed by the Company), shall be borne by the Company.
7.	INDEMNITIES
In the event of any registered offering pursuant to this Agreement:
7.1	Company Indemnity
To the extent permitted by law, the Company shall indemnify and hold harmless each Holder selling shares in any registration hereunder (“Selling Shareholder”), and the officers, directors, employees, legal counsel and accountants of such Selling Shareholder and each person, if any, who controls such Selling Shareholder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, and charges, joint or several fees and expenses (“Claims”), to which any of them may be subject under the Securities Act and/or any other applicable securities law, the Israeli Securities Law, 5728-1968 (the “Securities Law”), the Israeli Companies Law, 5759 — 1999 (the “Companies Law”), or any other statute (whether U.S., Israeli or otherwise) or at common law, insofar as such Claims arise out of, or are based upon, (i) any untrue statement of any material fact included by the Company in any registration statement or prospectus under which such securities were sold; or (ii) any omission by the Company to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any other violation by the Company of the Act, the Securities Law, the Companies Law or any state, Federal or foreign jurisdiction securities laws in connection with each such registration, and shall reimburse each such person entitled to indemnification for any legal or other expenses reasonably incurred by such person and/or entity in connection with investigating or defending any such Claim, as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such person and/or entity in any such case to the extent that any such Claim arises out of or is based upon any untrue statement or omission made in such registration statement or prospectus in reliance upon and in conformity with a certificate furnished to the Company by such person and/or entity and/or any person and/or entity acting on its behalf specifically for use in the preparation thereof.
7.2	Selling Shareholder Indemnity
Each Selling Shareholder shall, severally and not jointly, indemnify and hold the Company and each other Selling Shareholder participating in any registration hereunder and the officers, directors, employees, legal counsel and accountants of the Company and any other Selling Shareholder, and each person and/or entity, if any, who controls the Company or any other Selling Shareholder, within the meaning of the Securities Act, harmless from and against any Claims which arise out of, or are based upon: (i) any untrue statement of any material fact contained in any registration statement or prospectus under which such securities were sold, furnished by such Selling Shareholder specifically for inclusion in the prospectus; or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and relating to any statement furnished in writing by such Selling Shareholder specifically for inclusion in the prospectus, and shall reimburse each such person and/or entity entitled to indemnification for any legal or other expenses reasonably incurred by such person and/or entity in connection with investigating or defending any such Claim, as and when such expenses are incurred; provided, however, that the applicable Selling Shareholder shall not be liable to any such person and/or entity in any such case to the extent that any such Claim arises out of or is based upon any untrue statement or omission made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to such Selling Shareholder by such person and/or entity and/or any person acting on its behalf specifically for use in the preparation thereof, and provided further that the maximum liability of any Selling Shareholder under this Section 7.2 shall be limited to the net proceeds received by each such Selling Shareholder from the sale of shares pursuant to the offering in respect of which indemnity is required hereunder.
7.3	Indemnity Procedure
Promptly after receipt by a Selling Shareholder or the Company of a notice of the commencement of any action, proceeding, or investigation in respect of which indemnity may be sought as provided above, such party (the “Indemnified Party”) shall notify the party from whom indemnification is claimed (the “Indemnifying Party”). The omission to notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party, unless the failure to give such notice is prejudicial to the Indemnifying Party’s ability to defend such an action. In case such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall have the right to participate in, and, to the extent that it may wish, jointly with any other Indemnifying Parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any action include both the Indemnified Party and the Indemnifying Party and there is a conflict of interests which would prevent counsel for the Indemnifying Party from also representing the Indemnified Party, the Indemnified Party or Parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such Indemnified Party or Parties. After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party pursuant to the provisions of said Sections 7.1 or 7.2 for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the Indemnified Party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the Indemnifying Party has authorised the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No Indemnifying Party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. In addition, the Indemnified Party shall in no event enter into any settlement without obtaining the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld. Each Indemnified Party shall provide such information regarding itself or the claim in question as an Indemnifying Party has reasonably requested in writing and shall otherwise cooperate with the Indemnifying Party as shall be reasonably required in the defense of such claim and any litigation resulting therefrom.
7.4	Survival
The obligations of the Company and Holders under this Section 7 shall survive the completion of any offering of Registrable Shares in a registration statement under this Agreement, and otherwise.
8.	OBLIGATIONS OF THE COMPANY
Whenever required under this Agreement to effect the registration of any Registrable Shares, the Company shall, subject to the provisions of this Agreement, as expeditiously as possible:
8.1 (a)	prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective,
(b)	upon the request of the holders of a majority of the Registrable Shares registered thereunder, keep a registration statement filed pursuant to Section 2 above effective for a period of ninety (90) days or, if sooner, until the distribution contemplated in the Registration Statement has been completed, and

(c)	upon the request of the holders of a majority of the Registrable Shares registered thereunder, keep a registration statement filed pursuant to Section 3 above effective for a period of up to four months or, if sooner, until the distribution contemplated in the Registration Statement has been completed; provided, however, that the Company may suspend sales at any time under the registration statement immediately upon notice to the selling Holders or their assigns for a period of time not to exceed in the aggregate 90 days during any twelve (12) month period, if there then exists material, non-public information relating to the Company which, in the reasonable good faith opinion of the board of directors of the Company, would be seriously detrimental to the Company to disclose during that time.
8.2	prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be reasonably necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement;

8.3	furnish to the Preferred Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

8.4	use every reasonable effort to register or qualify the securities covered by such registration statement under such securities or blue sky laws of such jurisdictions within the United States as the Holders shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such Holders to consummate the public sale or other disposition in such jurisdictions of the securities to be sold by such Holders, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not qualified or consent to general service of process in any jurisdiction where it is not otherwise subject to such service, with respect to the latter, except in such jurisdictions where the Company’s shares are already registered;

8.5	in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

8.6	notify each holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

8.7	use its best efforts to cause all Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

8.8	provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration;

8.9	use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Agreement, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective:
(a)	an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares; and

(b)	a letter dated such date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares,
9.	CONDITIONS TO REGISTRATION OBLIGATIONS
The Company shall not be obligated to effect the registration of Registrable Shares pursuant to this Agreement unless the Holder requesting the registration consents to the following conditions:
9.1	conditions requiring the Holder to comply with all applicable provisions of the Securities Act and the Exchange Act including, but not limited to, the prospectus delivery requirements of the Securities Act, and to furnish to the Company information about sales made in such public offering;

9.2	conditions prohibiting the Holder upon receipt of telegraphic or written notice from the Company that it is required by law to correct or update the registration statement or prospectus from effecting sales of the Registrable Shares until the Company has completed the necessary correction or updating; and

9.3	conditions prohibiting the sale of Registrable Shares by such Holder during the process of the registration until the Registration Statement is effective, provided that management and all directors of the Company agree to similar conditions.
10.	LEGENDS

Upon the conversion of Preferred Shares into Ordinary Shares following the closing of an IPO, the Company shall place a legend on each certificate representing Registrable Shares designating whether the Registrable Shares represented by such certificate are Series C Shares, Series D Shares, Series D2 Shares, Series E Shares or Series E2 Shares.
11.	DELAY IN REGISTRATION

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.
12.	ASSIGNMENT OF REGISTRATION RIGHTS

Any of the Holders may assign its rights pursuant to Sections 2-8 of this Agreement in respect of all or any part of its Registrable Shares, only together with the Registrable Shares themselves. The transferor shall, within twenty (20) days after such transfer, furnish the Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, and the transferee’s written agreement to be bound by this Agreement.
13.	LOCK-UP AND OTHER REQUIREMENTS OF THE HOLDERS

In connection with the IPO, all Holders agree that any sales of Registrable Shares may be subject to a customary “lock-up” period if so required by the underwriter in such a registration, restricting such sales for up to one hundred and eighty (180) days, and all Holders will agree to abide by such customary “lock-up” period of up to one hundred and eighty (180) days if so required by the underwriter in such a registration; provided that management and all directors of the Company agree to a similar lock-up, unless such condition is waived by holders of a majority of the Registrable Shares. In addition, no Holder may participate in any underwritten registration hereunder unless such person: (a) agrees to sell such person’s securities on the basis provided in any customary underwriting arrangements and (b) provides any relevant information and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements.
14.	RULE 144

At any time and from time to time after the earlier of the close of business on such date as (a) a registration statement filed by the Company under the Securities Act becomes effective, and (b) the Company registers a class of securities under Section 12 of the Exchange Act, the Company shall:
14.1	Make and keep available adequate current public information with respect to the Company within the meaning of Rule 144(c) under the Securities Act (or similar rule then in effect);

14.2	Furnish to any holder of Registrable Shares forthwith upon request (a) a written statement by the Company as to its compliance with the informational requirements of Rule 144(c) (or similar rule then in effect) or (b) a copy of the most recent annual or quarterly report of the Company; and

14.3	Use its best efforts to comply with all other necessary filings and other requirements so as to enable the Registrable Shares and any transferee thereof to sell Registrable Shares under Rule 144 under the Securities Act (or similar rule then in effect).
15.	OTHER REGISTRATION RIGHTS; TERM

15.1	The Company shall not grant registration rights with respect to any securities of the Company to any person that are equal to or superior to the registration rights granted to the Preferred Holders pursuant to this Agreement without the consent of the Initiating Holders.

15.2	No Holder shall be entitled to exercise any right provided for in Sections 2, 3 or 4 following such time after consummation of an IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s Registrable Shares during a three (3)-month period without registration. For the avoidance of doubt, the rights set forth in Section 7 shall not expire due to the foregoing sentence.
16.	Intentionally Omitted.

17.	Intentionally Omitted.

18.	Intentionally Omitted.

19.	MISCELLANEOUS
19.1	Further Assurances

Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.
19.2	Governing Law; Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law. The competent courts of Tel Aviv-Jaffa shall have exclusive jurisdiction to hear all disputes arising in connection with this Agreement.
19.3	Successors and Assigns; Assignment; Aggregation

Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

Other than as expressly set out in this Agreement, none of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, with the exception of assignments by any shareholder to Permitted Transferees of such shareholder; provided, however, that no such assignment or transfer shall become effective unless such assignee or transferee has agreed in writing to be bound by all terms and conditions of this Agreement as if it were an original party hereto.

Each shareholder of the Company shall be entitled to exercise its rights pursuant hereto together with those of any other shareholder of the Company who is a Permitted Transferee of such shareholder provided that, in no event, shall any shareholder’s rights be exercised more than once.
All shares of the Company, that are held or acquired by entities and persons that constitute a group of Permitted Transferees, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement to any such entity or person.
19.4	Entire Agreement; Amendment and Waiver;
(a)	As of the Effective Date and contingent upon the Effective Date occurring prior to the Termination Date, this Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and amends and restates in its entirety the Prior Agreement. The parties understand and agree that if the Effective Date does not occur prior to the Termination Date, then on the Termination Date this Agreement shall automatically terminate and be of no force and effect, and the Prior Agreement shall continue to be binding upon all parties thereto without any modification in accordance with all of its terms.

(b)	Subject to any provision herein to the contrary, any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of:
(i) the Holders of a majority of the Registrable Shares, which majority must include the Principal Investors (provided that the consent of Belco, Vertex or Pitango shall not be required if such entity does not hold any Registrable Securities); and
(ii) the Company, if the amendment adversely affects the rights or obligations of the Company.
19.5	Notices
All notices or other communications hereunder shall be in writing and shall be given in person, by registered mail (registered international air mail if mailed internationally), by an overnight courier service which obtains a receipt to evidence delivery, or by facsimile transmission (provided that written confirmation of receipt is provided) with a copy by mail, addressed as set forth below:

If to the Company:	Voltaire Ltd.
9 Hamenofim Street, Building A
Herzelia
ISRAEL
Fax: 972-9-971-7660
Attn: CEO

With a copy to:	Ori Rosen & Co.
Azrieli Centre
Round Building
Tel Aviv 67021
ISRAEL
Fax: 972-3 607 4701

Attn: Ori Rosen, Adv.

If to any other party listed on	The addresses set forth against such
Exhibit A:	party's name in Exhibit A
or such other address as any party may designate to the other in accordance with the aforesaid procedure. All communications delivered in person or by courier service shall be deemed to have been given upon delivery, those given by facsimile transmission shall be deemed given on the business day following transmission with confirmed answer back, and all notices and other communications sent by registered mail (or air mail if the posting is international) shall be deemed given ten (10) days after posting.
19.6	Delays or Omissions
No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.
19.7	Severability
If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.
19.8	Intentionally Omitted.

19.9	Counterparts, Facsimile Signatures
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. A signed Agreement received by a party to this Agreement via facsimile will be deemed an original, and binding upon the party who signed it.
29.10	Intentionally Omitted.
[Remainder of the page intentionally left blank]

[First Signature Page of Voltaire’s July 2007 Shareholders’ Rights Agreement]
IN WITNESS WHEREOF this Agreement has been duly executed and delivered on the date herein above set forth.

Voltaire Ltd.		BCF II Belgium Holding SPRL

By:	/s/ Ronnie Kenneth	By:	/s/ P. Kevin Kilroy	/s/ Joseph R. Saviano

	Name: Ronnie Kenneth		Name: P. Kevin Kilroy	Joseph R. Saviano
	Title: CEO		Title: Director	Director

Benhamou Global Ventures, LLC		The Challenge Fund-Etgar II LP

By:		By:	/s/ Tamar Ciehanover

	Name:		Name: Tamar Ciehanover
	Title:		Title: General Partner

Tamir Fishman Ventures II (Israel) LP		Tamir Fishman Ventures II CEO Fund LP

By:	/s/ Michael Elias	By:	/s/ Michael Elias

	Name:		Name:
	Title:		Title:

Tamir Fishman Ventures II LP		Tamir Fishman Ventures II CEO Fund (US) LP

By:	/s/ Michael Elias	By:	/s/ Michael Elias

	Name:		Name:
	Title:		Title:

Tamir Fishman Ventures II (Cayman Islands) LP		Tamir Fishman Venture Capital II Ltd.

By:	/s/ Michael Elias	By:	/s/ Michael Elias

	Name:		Name:
	Title:		Title:

Neurone Ventures II Investment (Israel) Ltd. & Neurone II Investment GP. Ltd., as joint trustees on behalf of certain Neurone Ventures II capital funds		NV II (Side Fund), L.P.

By:	/s/ Ami Dotan	By:	/s/ Ami Dotan

	Name: Ami Dotan		Name: Ami Dotan
	Title: General Partner		Title: General Partner

By:	/s/ Yigal Livne	By:	/s/ Yigal Livne

	Name: Yigal Livne		Name: Yigal Livne
	Title: General Partner		Title: General Partner

[Second Signature Page of Voltaire’s July 2007 Shareholders’ Rights Agreement]

Pitango Venture Capital Fund III (Israeli Sub) Non Q L.P.		Pitango Venture Capital Fund III (Israeli Investors) L.P.

By:	/s Illegible	By:	/s Illegible

	Name:		Name:
	Title:		Title:

Pitango Venture Capital Fund III (Israeli Sub) L.P.		DS Polaris Trust Company (Foreign Residents) (1997) Ltd.

By:	/s Illegible	By:	/s Illegible

	Name:		Name:
	Title:		Title:

DS Polaris Ltd.		Pitango Principals Fund III (Israel) LP

By:	/s Illegible	By:	/s Illegible

	Name:		Name:
	Title:		Title:

Pitango Venture Capital Fund Trusts 2000 Ltd.		Pitango II Holdings LLC

By:	/s Illegible	By:	/s Illegible

	Name:		Name:
	Title:		Title:

Pitango Fund II Opportunity Annex Fund, L.P		Pitango Fund II Opportunity Annex Fund (ICA), L.P.

By:	/s Illegible	By:	/s Illegible

	Name:		Name:
	Title:		Title:

Pitango Fund II LP		Pitango Fund II (Tax Exempt Investors) LLC

By:	/s Illegible	By:	/s Illegible

	Name:		Name:
	Title:		Title:

Pitango Fund II LLC

By:	/s Illegible

Name:
Title:

[Third Signature Page of Voltaire’s July 2007 Shareholders’ Rights Agreement]

K.T. Concord Venture Fund (Cayman) LP		K.T Concord Venture Advisors (Israel) LP

By:		By:

	Name:		Name:
	Title:		Title:

K.T Concord Venture Advisors (Cayman) LP		K.T. Concord Venture Fund (Israel) LP

By:		By:

	Name:		Name:
	Title:		Title:

Danbar Tech 2001 LP		Ofra Amir

By:		By:

Name:
Title:

Canada Israel Oppurtunity Funs III LP		DS Founders Group LP

By:		By:

	Name:		Name:
	Title:		Title:

Shrem Fudim Kelner Technologies Ltd.		Platinum Venture Capital Ltd.

By:		By:

	Name:		Name:
	Title:		Title:

Shrem Fudim Kelner & Co. Ltd.		SFK Wing 1, LP

By:		By:

	Name:		Name:
	Title:		Title:

SFK Wing 2, LP		Technoplus Ventures Ltd.

By:		By:

	Name:		Name:
	Title:		Title:

Technoplus Ventures LP		Berman & Co. Trading and Investments Ltd.

By:		By:

	Name:		Name:
	Title:		Title:

[Fourth Signature Page of Voltaire’s July 2007 Shareholders’ Rights Agreement]

D Partners (Israel) Limited Partnership			D Partners (BVI) LP

By:	/s/ Eylon Penchas	/s/ Ran Cohen	By:	/s/ Eylon Penchas	/s/ Ran Cohen

	Name: D. ASSOCAIATES GP (ISRAEL) LTD.			Name: D. ASSOCAIATES GP (ISRAEL) LTD.
	Title: The General Partner			Title: The General Partner

Golden Wings Investments Ltd.			H.T.C Hi-Tech Consulting Ltd.

By:	/s/ Ziv Erez		By:

	Name: (in voluntary liquidation)			Name:
	Title: (as liquidator)			Title:

Amir Prescher			QTV Capital Limited

By:			By:	/s/ Steve Schlossareck

Name: Steve Schlossareck
Title: Managing Director

HVST Limited Partnerships			Triangle Technologies Ltd.

By:			By:	/s/ Amir Pomerantz

	Name:			Name: Amir Pomerantz
	Title:			Title: President

Giora Bitan			Argos Capital Appreciation Master Fund, LP

By:			By:

Name:
Title:

PRB Family Partners LP			Lighthouse Capital Partners V (Israel), L.L.C

By:	/s/ Paul R. Bonderson Jr.		By:

	Name: Lone Oak Ventures, LLC			Name:
	Title: General Partner of PRB Family Partners, LP			Title:

Hitachi Ltd.			Far East Finance Ltd.

By:	/s/ Tadashi Hirose		By:

	Name: TADASHI HIROSE			Name:
	Title: GM. HITACHI LTD. CVC			Title:

Amnon Evron & Co. Trust Company Ltd.			David Gol

By:			By:

	Name:			Name:
	Title:			Title:

[Fifth Signature Page of Voltaire’s July 2007 Shareholders’ Rights Agreement]

Vertex Israel II (C.I.) Fund L.P.		Vertex Israel II (A) Fund L.P.

By:	/s/ Yoram Oron /s/ Ran Gartenberg	By:	/s/ Yoram Oron /s/ Ran Gartenberg

	Name: Yoram Oron Ran Gartenberg		Name: Yoram Oron Ran Gartenberg
	Title: Founder & Managing Partner Partner, CFO		Title: Founder & Managing Partner Partner, CFO

Vertex Israel II (B) Fund L.P.		Vertex Israel II Discount Fund L.P.

By:	/s/ Yoram Oron /s/ Ran Gartenberg	By:	/s/ Yoram Oron /s/ Ran Gartenberg

	Name: Yoram Oron Ran Gartenberg		Name: Yoram Oron Ran Gartenberg
	Title: Founder & Managing Partner Partner, CFO		Title: Founder & Managing Partner Partner, CFO

Vertex Israel II (C.I.) Executive Fund L.P.		Virgotech Ltd.

By:	/s/ Yoram Oron /s/ Ran Gartenberg	By:

	Name: Yoram Oron Ran Gartenberg		Name:
	Title: Founder & Managing Partner Partner, CFO		Title:

D.N.S.T. Holdings Ltd.		Cleg Inc.

By:		By:

	Name:		Name:
	Title:		Title:

Exhibit A

Name of Shareholder	Address of Shareholder

BCF II Belgium Holding SPRL	331-333 Avenue Louise
1050 Brussels, Belgium
Fax: 32-2-642-86-50
Attn: Robert Kimmels and Caroline Hoogsteyns
with copies to: Baker Capital Corp.
540 Madison Avenue
New York, New York 10022, USA
Fax: 1-212-486-0660
Attn: Ashley Leeds and Joseph Saviano

Pitango Venture Capital Fund III (Israeli Sub) L.P.	11 HaMenofim Street
Pitango Venture Capital Fund III (Israeli Sub) Non Q L.P.	Herzliya 46725
Pitango Venture Capital Fund III (Israeli Investors) L.P.	Israel
Pitango Venture Capital Fund Trusts 2000 Ltd.	Fax: 972-9-9718102
Pitango Principals Fund III (Israel ) L.P.
Pitango Fund II Opportunity Annex Fund L.P.
Pitango Fund II Opportunity Annex Fund (ICA) L.P.
Pitango Fund II (Tax Exempt Investors) LLC
DS Polaris Trust Company (Foreign Residents) (1997) Ltd.
Pitango Fund II L.P.
Pitango Fund II LLC.
DS Polaris Ltd.
Pitango II Holdings LLC

Vertex Israel II (C.I.) Fund L.P.	1 Ha’Shikma Street,
Vertex Israel II (A) Fund L.P.	POB 89, Savyon, Israel 56530
Vertex Israel II (B) Fund L.P.	Israel
Vertex Israel II Discount Fund L.P.	Fax: 972-3-7378889
Vertex Israel II (C.I.) Executive Fund L.P.

Ofra Amir	21 Haarba’a Street
Canada Israel Opportunity Fund III L.P.	Tel Aviv
Platinum Venture Capital Ltd.	Israel
Danbar Tech 2001 L.P.	Fax: 972-3-6869535
Shrem Fudim Kelner Technologies Ltd.
Shrem, Fudim, Kelner & Co. Ltd.
SFK wing 1, L.P.
SFK Wing 2, L.P.
DS Founders Group L.P.

Name of Shareholder	Address of Shareholder

Tamir Fishman Ventures II (Israel) L.P.	46 Rothschild Avenue
Tamir Fishman Ventures II CEO Fund L.P.	Tel Aviv 66883
Tamir Fishman Ventures II L.P.	Israel
Tamir Fishman Ventures II CEO Fund (US) L.P.	Fax: 972-3-5663389
Tamir Fishman Ventures II (Cayman Islands) L.P.
Tamir Fishman Venture Capital II Ltd.

The Challenge Fund-Etgar II L.P.	20 Lincoln Street Robinshtein House, 20th floor Tel Aviv Fax: 972-3-5621999

Neurone Ventures II Investment (Israel) Ltd. & Neurone II Investment GP. Ltd., as joint trustees on behalf of certain Neurone Ventures II capital funds NV II (Side Fund), L.P.	Neurone Ventures II L.P 21 Ha’arb’ah St. Tel-Aviv, Israel 64739

K.T. Concord Venture fund (Israel), L.P.	85 Medinat Hayehudim St.
K.T. Concord Venture fund (Cayman), L.P.	P.O.Box 4011
K.T. Concord Venture Advisors (Israel), L.P.	Herzelia, 46140 Israel
K.T. Concord Venture Advisors (Cayman), L.P.	Tel: 972-9-960-2020
Fax: 972-9-960-2022

PRB Family Partners, L.P.	8121 Alpha Lane, Sunol, California 94586

Hitachi Ltd.	24-14 Nishi Shimbashi, 1chome Minatu-ku Tokyo, 1058717 Japan

Benhamou Global Ventures, LLC	540 Cowper St., Suite 200 Palo Alto, CA 94301

Argos Capital Appreciation Master Fund, L.P.	211 W. 61st St., 6th Floor, New York, NY 10023

QTV Capital Limited	12930 Saratoga Avenue Suite D8 Saratoga, California 95070, USA Fax: (408) -944-4477

Far East Finance Ltd.	c/o Adv. Benjamine Waltuch Gornitzky & Co. 45 Rothchild Avenue, Tel Aviv 65784, Israel

D Partners (BVI) L.P.	16 HaGalim Boulevard Beit Delta
D Partners (Israel) Limited Partnership	P.O. Box 2037 Herzelia Pituach 46120

Virgotech Ltd.	7 Ha’Haruzim St. Herzeliya, Israel Tel: 972-9-9574811

TechnoPlus Ventures Ltd.	24 Raul Walenberg St.
TechnoPlus Ventures L.P.	Tel Aviv 69719, Israel Tel: 03-7666555

Giora Bitan	32 Yonathan St., Tel Aviv, Israel

Name of Shareholder	Address of Shareholder

HVST Limited Partnership	Evergreen Venture Capital 96 Rothschild Blvd., Tel Aviv 65224 Fax: 03-7108205

Golden Wings Investments Ltd.	In Voluntary Liquidation, at: Ben Naftali, Erez, Zahavi & Co. Attn: Ziv Erez, Adv. 17 Itzhak Sadeh St. Tel Aviv 67775, Israel Tel. +972-3-5652000

David Gol	c/o Adv. Dalia Wexler, Tel: 03-609 6563 12 Heh Be’Iyar Street, Tel-Aviv 62093

Triangle Technologies Ltd.	7 Abba hillel St. Ramat Gan 52522, Israel Fax: 972-3-5758660

Berman & CO, Trading and Investments Ltd.	58 Stricker St. Tel Aviv 62003, Israel Tel: 972 3 544 0617 Fax: 972 3 544 0619

D.N.S.T Holdings Ltd.	12 Beit HaDfus St. Jerusalem 95483, Israel Tel: 02-6537750 Fax: 02-6537751

Cleg, Inc.	1545 Mas. Ave. Cambridge, MA 02138 bebchuk@law.harvard.edu

Amnon Evron & Co. Trust Company Ltd.	Hamburger, Evron and Co. 4 Berkowitz St., Tel Aviv, Israel

H.T.C Hi-Tech Consulting Ltd.	148 Shalva St. Herzelia Pituach 46075, Israel c/o Erez Diamant Fax: +972-9-9580942 Tel: +972-9-9542358

Amir Prescher	30 Margalit St., Shoham, Israel

Lighthouse Capital Partners V (Israel), LLC	500 Drake’s Landing Road Greenbrae, CA 94904